Exhibit 10(c)

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts,” and to the use of our report dated January 24, 2000, with respect to the consolidated financial statements of Kansas City Life Insurance Company for the year ended December 31, 1999, included in the Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-98805) and Amendment No. 14 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-8994) on Form N-4 and the related Statement of Additional Information accompanying the Prospectus of Individual Flexible Premium Deferred Variable Annuity Contracts.

/s/Ernst & Young LLP
Ernst & Young LLP

Kansas City, Missouri
December 11, 2002